Exhibit 1.1

STIFEL REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

•	Net revenues of $546.7 million, increased 25% compared with the year-ago quarter.

•	Non-GAAP net income from continuing operations of $52.0 million, or $0.69 per diluted common share.

•	Net income from continuing operations of $48.0 million, or $0.63 per diluted common share.

ST. LOUIS, May 8, 2014 – Stifel Financial Corp. (NYSE: SF) today reported net income from continuing operations of $48.0 million, or $0.63 per diluted common share on net revenues of $546.7 million for the three months ended March 31, 2014, compared with net income from continuing operations of $14.9 million, or $0.22 per diluted common share, on net revenues of $438.6 million for the first quarter of 2013.

For the three months ended March 31, 2014, the Company reported non-GAAP net income from continuing operations of $52.0 million, or $0.69 per diluted common share. These non-GAAP results exclude merger-related expenses associated with the Company’s recent acquisitions for a total of $4.1 million (after-tax). A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

Chairman’s Comments

“During the first quarter we delivered solid results. Contributions from Global Wealth Management and Institutional Group drove a 25% year-over-year increase in total net revenues. We continue to attract experienced financial advisors, and total client assets reached a record $168 billion. Investment banking produced nice results driven by both advisory and equity transactions. In the quarter, we continued to benefit from our expansion in the Institutional Group,” said Ronald J. Kruszewski, Chairman, President, and CEO of Stifel Financial Corp.

Kruszewski continued, “On April 3, 2014 we closed the previously announced acquisition of De La Rosa & Co., a California-based public finance investment banking boutique. We have integrated this impressive group into our current platform and are excited about their contribution to Stifel’s fixed income capabilities going forward.”

“Furthermore, today we announced the acquisition of Oriel Securities, which will significantly expand Stifel’s depth, expertise, and reach in London, a vital global financial center. We are excited to partner with Oriel to grow our business internationally.”

Summary Results of Operations (Unaudited)
	Three Months Ended
(in 000s, except per share amounts)	3/31/14	3/31/13	% Change	12/31/13	% Change
Net revenues	$546,746	$438,604	24.7	$562,526	(2.8)
Net income from continuing operations	$47,973	$14,936	221.2	$52,126	(8.0)
Net income	$47,382	$14,619	224.1	$48,269	(1.8)
Non-GAAP net income from continuing operations[1]	$52,028	$40,058	29.9	$59,819	(13.0)
Earnings per basic common share:
Income from continuing operations	$0.73	$0.25	192.0	$0.82	(11.0)
Loss from discontinued operations	(0.01)	(0.01)	—	(0.06)	(83.3)

Earnings per basic common share	$0.72	$0.24	200.0	$0.76	(5.3)
Earnings per diluted common share:
Income from continuing operations	$0.63	$0.22	186.4	$0.69	(8.7)
Loss from discontinued operations	—	(0.01)	(100.0)	(0.05)	(100.0)

Earnings per diluted common share	$0.63	$0.21	200.0	$0.64	(1.6)
Non-GAAP net income from continuing operations[1]	$0.69	$0.58	19.0	$0.79	(12.7)
Weighted average number of common shares outstanding:
Basic	66,037	60,054	10.0	64,859	1.8
Diluted	75,691	69,189	9.4	75,495	0.3

[1]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Business Segment Results

Summary Segment Results (Unaudited)
	Three Months Ended
(in 000s)	3/31/14	3/31/13	% Change	12/31/13	% Change
Net revenues:
Global Wealth Management	$297,183	$266,957	11.3	$292,836	1.5
Institutional Group	249,977	173,300	44.2	267,282	(6.5)
Other	(414)	(1,653)	74.9	2,408	(117.2)

	$546,746	$438,604	24.7	$562,526	(2.8)

Operating contribution: [2]
Global Wealth Management	$79,676	$69,499	14.6	$79,022	0.8
Institutional Group	45,622	28,230	61.6	48,590	(6.1)
Other	(40,726)	(33,739)	20.7	(37,184)	9.5

	$84,572	$63,990	32.2	$90,428	(6.5)

As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	58.6	59.0		57.4
Institutional Group	61.6	61.6		62.0
Non-comp. operating expenses
Global Wealth Management	14.6	15.0		15.6
Institutional Group	20.1	22.1		19.8
Income before income taxes
Global Wealth Management	26.8	26.0		27.0
Institutional Group	18.3	16.3		18.2
Other	(7.4)	(7.7)		(6.5)

	15.4	14.6		16.0

Global Wealth Management

For the quarter ended March 31, 2014, the Global Wealth Management segment generated record pre-tax operating income of $79.7 million, compared with $69.5 million in the first quarter of 2013 and $79.0 million in the fourth quarter of 2013. Net revenues for the quarter were a record $297.2 million, compared with $267.0 million in the first quarter of 2013, and $292.8 million in the fourth quarter of 2013. The increase in net revenues from the first quarter of 2013 is primarily attributable to (1) growth in asset management and service fees; (2) increased net interest revenues; and (3) an increase in commission revenues, offset primarily by (1) a decrease in investment gains (included in other revenues); and (2) a decline in principal transaction revenues.

•	The Private Client Group reported net revenues of $263.3 million, an 8% increase compared with the first quarter of 2013 and a 3% increase compared with the fourth quarter of 2013.

•	Stifel Bank reported net revenues of $33.9 million, a 42% increase compared with the first quarter of 2013 and an 8% decrease compared with the fourth quarter of 2013.

Institutional Group

For the quarter ended March 31, 2014, the Institutional Group segment generated pre-tax operating income of $45.6 million, compared with $28.2 million in the first quarter of 2013 and a record $48.6 million in the fourth quarter of 2013. Net revenues for the quarter were $250.0 million, compared with $173.3 million in the first quarter of 2013 and a record $267.3 million in the fourth quarter of 2013. The increase in net revenues from the first quarter of 2013 was primarily attributable to (1) an

[2]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

increase in advisory fees; (2) an increase in equity capital raising revenues; and (3) higher institutional brokerage revenues, offset by a reduction in other revenues as a result of gains recorded on the investment in Knight Capital during the first quarter of 2013.

Institutional brokerage revenues were $124.4 million, a 31% increase compared with the first quarter of 2013 and a 12% increase compared with the fourth quarter of 2013.

•	Equity brokerage revenues were $65.8 million, a 34% increase compared with the first quarter of 2013 and a 9% increase compared with the fourth quarter of 2013.

•	Fixed income brokerage revenues were $58.6 million, a 29% increase compared with the first quarter of 2013 and a 15% increase compared with the fourth quarter of 2013.

Investment banking revenues were $122.4 million, an 86% increase compared with the first quarter of 2013 and an 18% decrease compared with record investment banking revenues in the fourth quarter of 2013.

•	Equity capital raising revenues were $44.5 million, a 93% increase compared with the first quarter of 2013 and a 5% decrease compared with the fourth quarter of 2013.

•	Fixed income capital raising revenues were $19.4 million, a 24% increase compared with the first quarter of 2013 and a 32% increase compared with the fourth quarter of 2013.

•	Advisory fee revenues were $58.5 million, an 116% increase compared with the first quarter of 2013 and a 34% decrease compared with the fourth quarter of 2013.

Consolidated Compensation and Benefits Expenses

For the quarter ended March 31, 2014, compensation and benefits expenses were $346.8 million, which included merger-related expenses of $2.3 million, compared with $314.9 million in the first quarter of 2013, which included merger-related expenses of $33.8 million, and $353.2 million in the fourth quarter of 2013, which included merger-related expenses of $5.9 million.

Excluding merger-related expenses, compensation and benefits as a percentage of net revenues was 62.8% in the first quarter of 2014, compared with 63.8% in the first quarter of 2013 and 61.5% in the fourth quarter of 2013. Transition pay, which primarily consists of amortization of retention awards, signing bonuses, and upfront notes, as a percentage of net revenues was 4.3% in the first quarter of 2014, compared with 4.7% in the first quarter of 2013 and 4.0% in the fourth quarter of 2013.

Consolidated Non-Compensation Operating Expenses

For the quarter ended March 31, 2014, non-compensation operating expenses were $121.8 million, which included $2.5 million of merger-related expenses, compared with $102.7 million in the first quarter of 2013, which included $6.6 million in merger-related expenses, and $131.3 million in the fourth quarter of 2013, which included $4.3 million in merger-related expenses.

Excluding merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the quarter ended March 31, 2014 was 21.8%, compared with 21.8% in the first quarter of 2013 and 22.5% in the fourth quarter of 2013.

Provision for Income Taxes

The effective income tax rate for the quarter ended March 31, 2014 was 38.6% compared with 36.9% in the first quarter of 2013, and 33.2% in the fourth quarter of 2013.

Assets and Capital

Assets

•	Assets increased 15% to $9.4 billion as of March 31, 2014 from $8.1 billion as of March 31, 2013. The increase is primarily attributable to growth of Stifel Bank, the Company’s bank subsidiary, which as of March 31, 2014 has grown its assets to $5.0 billion from $3.8 billion as of March 31, 2013.

•	At March 31, 2014, the Company’s Level 3 assets of $224.5 million, or 2% of total assets, consisted of $123.7 million of auction rate securities and $100.8 million of private equity, municipal securities, and other fixed income securities. The Company’s Level 3 assets as a percentage of total assets measured at fair value was 7% at March 31, 2014.

•	Non-performing assets as a percentage of total assets as of March 31, 2014 was 0.03%.

Capital

•	The Company’s Tier 1 leverage capital ratio was 15.1% at March 31, 2014 and Tier 1 risk-based capital ratio was 25.9% at March 31, 2014.

•	At March 31, 2014, book value per common share was $32.09 based on 65.5 million shares outstanding.

•	Stockholders’ equity as of March 31, 2014 increased $196.5 million, or 10%, to $2.1 billion from $1.9 billion as of March 31, 2013.

Non-GAAP Financial Measures

The Company utilized non-GAAP calculations of presented net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share as additional measures to aid in understanding and analyzing the Company’s financial results for the three months ended March 31, 2014. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance. These non-GAAP amounts exclude certain compensation and non-compensation operating expenses associated with the recent acquisitions.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expenses ratios, pre-tax margin and diluted earnings per share is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share on a GAAP basis for the three months ended March 31, 2014 to the aforementioned expenses on a non-GAAP basis for the same period.

	Three Months Ended March 31, 2014
(in 000s, except per share amounts)	Non-GAAP	Non-Core	GAAP
Net revenues	$548,435	$(1,689)	$546,746
Non-interest expenses:
Compensation and benefits	344,487	2,284	346,771
Non-compensation operating expenses	119,376	2,471	121,847

Total non-interest expenses	463,863	4,755	468,618
Income from continuing operations before income taxes	84,572	(6,444)	78,128
Provision for income taxes	32,544	(2,389)	30,155

Net income from continuing operations	$52,028	$(4,055)	$47,973

Earnings per common share:
Basic	$0.79	$(0.06)	$0.73
Diluted	$0.69	$(0.06)	$0.63
As a percentage of net revenues:
Compensation and benefits	62.8		63.4
Non-compensation operating expenses	21.8		22.3
Income before income taxes	15.4		14.3

Conference Call Information

Stifel Financial Corp. will host its fourth quarter and full-year 2013 financial results conference call on Thursday, May 8, 2014, at 4:30 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman, President, and CEO, Ronald J. Kruszewski, by dialing (888) 676-3684 and referencing conference ID #40668612. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated; Keefe, Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Century Securities Associates, Inc. and through Stifel Nicolaus Europe Limited and Keefe, Bruyette & Woods Limited in the United Kingdom and Europe. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended
(in 000s)	3/31/14	3/31/13	% Change	12/31/13	% Change
Revenues:
Commissions	$159,416	$145,867	9.3	$152,451	4.6
Principal transactions	126,461	107,264	17.9	118,815	6.4
Investment banking	132,304	76,905	72.0	158,860	(16.7)
Asset management and service fees	89,170	68,912	29.4	83,928	6.2
Other income	5,200	20,419	(74.5)	19,391	(73.2)

Operating revenues	512,551	419,367	22.2	533,445	(3.9)
Interest revenue	42,826	29,806	43.7	40,711	5.2

Total revenues	555,377	449,173	23.6	574,156	(3.3)
Interest expense	8,631	10,569	(18.3)	11,630	(25.8)

Net revenues	546,746	438,604	24.7	562,526	(2.8)

Non-interest expenses:
Compensation and benefits	346,771	314,912	10.1	353,207	(1.8)
Occupancy and equipment rental	40,532	33,519	20.9	42,178	(3.9)
Communications and office supplies	24,818	22,457	10.5	25,692	(3.4)
Commission and floor brokerage	9,028	8,837	2.2	8,448	6.9
Other operating expenses	47,469	35,221	34.8	55,012	(13.7)

Total non-interest expenses	468,618	414,946	12.9	484,537	(3.3)
Income from continuing operations before income taxes	78,128	23,658	230.2	77,989	0.2
Provision for income taxes	30,155	8,722	245.8	25,863	16.6

Net income from continuing operations	47,973	14,936	221.2	52,126	(8.0)
Discontinued operations:
Loss from discontinued operations, net of tax	(591)	(317)	86.4	(3,857)	(84.7)

Net income	$47,382	$14,619	224.1	$48,269	(1.8)

Earnings per basic common share:
Income from continuing operations	$0.73	$0.25	192.0	$0.82	(11.0)
Loss from discontinued operations	(0.01)	(0.01)	—	(0.06)	(83.3)

Earnings per basic common share	$0.72	$0.24	200.0	$0.76	(5.3)

Earnings per diluted common share:
Income from continuing operations	$0.63	$0.22	186.4	$0.69	(8.7)
Loss from discontinued operations	—	(0.01)	(100.0)	(0.05)	(100.0)

Earnings per diluted common share	$0.63	$0.21	200.0	$0.64	(1.6)

Weighted average number of common shares outstanding:
Basic	66,037	60,054	10.0	64,859	1.8
Diluted	75,691	69,189	9.4	75,495	0.3

(in thousands, except per share, employee and location amounts)
	3/31/14	3/31/13	% Change	12/31/13	% Change
Statistical Information:
Book value per common share	$32.09	$30.13	6.5	$32.30	(0.7)
Financial advisors [3]	2,081	2,063	0.9	2,077	0.2
Full-time associates	5,831	5,680	2.7	5,862	(0.5)
Locations	359	357	0.6	357	0.6
Total client assets	$168,423,000	$147,119,000	14.5	$165,570,000	1.7

[3]	Includes 141, 148 and 143 independent contractors at March 31, 2014, March 31, 2013, and December 31, 2013, respectively.

Global Wealth Management Segment
Summary Results of Operations (Unaudited)
	Three Months Ended
(in 000s)	3/31/14	3/31/13	% Change	12/31/13	% Change
Revenues:
Commissions	$107,739	$102,086	5.5	$104,149	3.4
Principal transactions	53,766	56,307	(4.5)	55,809	(3.7)
Asset management and service fees	89,130	68,934	29.3	82,964	7.4
Net interest	35,262	21,486	64.1	31,092	13.4
Investment banking	9,926	11,103	(10.6)	9,568	3.6
Other income	1,360	7,041	(80.7)	9,254	(85.2)

Net revenues	297,183	266,957	11.3	292,836	1.5

Non-interest expenses:
Compensation and benefits	174,168	157,596	10.5	167,980	3.7
Non-compensation operating expenses	43,339	39,862	8.7	45,834	(5.4)

Total non-interest expenses	217,507	197,458	10.2	213,814	1.7

Income before income taxes	$79,676	$69,499	14.6	$79,022	0.8

As a percentage of net revenues:
Compensation and benefits	58.6	59.0		57.4
Non-compensation operating expenses	14.6	15.0		15.6
Income before income taxes	26.8	26.0		27.0

Stifel Bank & Trust (Unaudited)
Key Statistical Information
(in 000s, except percentages)	3/31/14	3/31/13	% Change	12/31/13	% Change
Other information:
Assets	$4,994,215	$3,832,281	30.3	$5,021,943	(0.6)
Investment securities	3,083,902	2,440,146	26.4	3,062,549	0.7
Retained loans, net	1,495,124	886,597	68.6	1,412,136	5.9
Loans held for sale	102,367	165,698	(38.2)	109,110	(6.2)
Deposits	4,605,260	3,556,568	29.5	4,663,323	(1.2)
Allowance as a percentage of loans	0.94%	1.01%		0.89%
Non-performing assets as a percentage of total assets	0.03%	0.04%		0.03%

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended
(in 000s)	3/31/14	3/31/13	% Change	12/31/13	% Change
Revenues:
Commissions	$51,677	$43,781	18.0	$48,302	7.0
Principal transactions	72,695	50,957	42.7	63,005	15.4
Capital raising	63,878	38,746	64.9	61,311	4.2
Advisory fees	58,500	27,056	116.2	87,981	(33.5)

Investment banking	122,378	65,802	86.0	149,292	(18.0)
Other [4]	3,227	12,760	(74.7)	6,683	(51.7)

Net revenues	249,977	173,300	44.2	267,282	(6.5)

Non-interest expenses:
Compensation and benefits	154,016	106,821	44.2	165,779	(7.1)
Non-compensation operating expenses	50,339	38,249	31.6	52,913	(4.9)

Total non-interest expenses	204,355	145,070	40.9	218,692	(6.6)

Income before income taxes	$45,622	$28,230	61.6	$48,590	(6.1)

As a percentage of net revenues:
Compensation and benefits	61.6	61.6		62.0
Non-compensation operating expenses	20.1	22.1		19.8
Income before income taxes	18.3	16.3		18.2

Institutional Group Brokerage & Investment Banking Revenues (Unaudited)
	Three Months Ended
(in 000s)	3/31/14	3/31/13	% Change	12/31/13	% Change
Institutional brokerage:
Equity	$65,768	$49,238	33.6	$60,204	9.2
Fixed income	58,604	45,500	28.8	51,103	14.7

Institutional brokerage	124,372	94,738	31.3	111,307	11.7
Investment banking:
Capital raising:
Equity	44,476	23,031	93.1	46,634	(4.6)
Fixed income	19,402	15,715	23.5	14,677	32.2

Capital raising	63,878	38,746	64.9	61,311	4.2
Advisory fees:	58,500	27,056	116.2	87,981	(33.5)

Investment banking	$122,378	$65,802	86.0	$149,292	(18.0)

Investor Relations

Sarah Anderson

(415) 364-2500, investorrelations@stifel.com

[4]	Includes net interest and other income.